Exhibit 20.1
Page 1 of 3
                   Navistar Financial 1995 - B Owner Trust
                         For the Month of April 1999
                       Distribution Date of May 17, 1999
                           Servicer Certificate #43

Original Pool Amount Initial Receivables                  $454,499,683.43
Subsequent Receivables (transferred 11/10/95)              $70,451,789.39

Beginning Pool Balance                                     $60,018,133.00
Beginning Pool Factor                                           0.1143308

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $5,075,019.98
     Interest Collected                                       $458,757.64

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                         $11,861.40
Total Additional Deposits                                      $11,861.40

Repos / Chargeoffs                                             $13,556.87
Aggregate Number of Notes Charged Off                                  65

Total Available Funds                                       $5,447,665.63

Ending Pool Balance                                        $55,027,529.54
Ending Pool Factor                                              0.1048240

Servicing Fee                                                  $50,015.11

Repayment of Servicer Advances                                 $97,973.39

Reserve Account:
     Beginning Balance  (see Memo Item)                    $11,170,085.98
     Target Percentage                                               5.50%
     Target Balance                                         $3,026,514.12
     Minimum Balance                                       $11,023,980.93
     (Release) / Deposit                                     ($146,105.05)
     Ending Balance                                        $11,023,980.93

Current Weighted Average APR:                                       9.574%
Current Weighted Average Remaining Term (months):                   14.33

Delinquencies                                            Dollars        Notes
     Installments:              1 - 30 days            $880,910.83       563
                                31 - 60 days           $216,170.72       139
                                60+  days               $83,693.24        40

     Total:                                          $1,180,774.79       580

     Balances:                  60+  days              $545,820.80        40

Memo Item - Reserve Account
     Prior Month                                    $11,023,980.93
+    Invest. Income                                     $42,787.71
+    Excess Serv.                                      $103,317.34
+    Transfer (to) / from Collections Account                $0.00
     Beginning Balance                              $11,170,085.98

Exhibit 20.1
Page 2 of 3

Navistar Financial 1995 - B Owner Trust
For the Month of April 1999

                                                                                NOTES
                                                            (Money Market)
                                             TOTAL           CLASS A - 1        CLASS A - 2        CLASS A - 3       CERTIFICATES
                                       $525,000,000.00     $122,300,000.00    $100,000,000.00    $284,325,000.00     $18,375,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                        0.00%              0.00%             96.50%              3.50%
     Coupon                                                         5.750%             5.940%             6.050%             6.220%

Beginning Pool Balance                  $60,018,133.00
Ending Pool Balance                     $55,027,529.54

Collected Principal                      $4,977,046.59
Collected Interest                         $458,757.64
Charge - Offs                               $13,556.87
Liquidation Proceeds / Recoveries           $11,861.40
Servicing                                   $50,015.11
Cash Transfer from Reserve Account               $0.00
Total Collections Available
  for Debt Service                       $5,397,650.52

Beginning Balance                       $60,018,133.00               $0.00              $0.00     $51,983,052.32      $8,035,080.68

Interest Due                               $303,729.72               $0.00              $0.00        $262,081.22         $41,648.50
Interest Paid                              $303,729.72               $0.00              $0.00        $262,081.22         $41,648.50
Principal Due                            $4,990,603.46               $0.00              $0.00      $4,815,932.34        $174,671.12
Principal Paid                           $4,990,603.46               $0.00              $0.00      $4,815,932.34        $174,671.12

Ending Balance                          $55,027,529.54               $0.00              $0.00     $47,167,119.98      $7,860,409.56
Note / Certificate Pool Factor                                      0.0000             0.0000             0.1659             0.4278
   (Ending Balance / Original Pool Amount)
Total Distributions                      $5,294,333.18               $0.00              $0.00      $5,078,013.56        $216,319.62

Interest Shortfall                               $0.00               $0.00              $0.00              $0.00              $0.00
Principal Shortfall                              $0.00               $0.00              $0.00              $0.00              $0.00
     Total Shortfall                             $0.00               $0.00              $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                           $103,317.34
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance          $11,170,085.98
(Release) / Draw                          ($146,105.05)
Ending Reserve Acct Balance             $11,023,980.93

Exhibit 20.1
Page 3 of 3

Navistar Financial 1995 - B Owner Trust
For the Month of April 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                           5                     4                   3                  2                   1
                                        Dec-98                Jan-99              Feb-99              Mar-99              Apr-99
Beginning Pool Balance             $85,074,812.76        $78,776,227.46      $72,225,576.20      $65,610,872.20      $60,018,133.00

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                      $36,767.64             $3,166.41          $29,590.68          $65,835.91          $13,556.87
    Recoveries                         $47,943.66            $95,465.41          $97,112.70          $64,171.42          $11,861.40

Total Charged Off (Months 5, 4, 3)     $69,524.73
Total Recoveries (Months 3, 2, 1)     $173,145.52
Net Loss / (Recoveries) for 3 Mos    ($103,620.79)(a)

Total Balance (Months 5, 4, 3)    $236,076,616.42(b)

Loss Ratio Annualized  [(a/b) * (12)]     -0.5267%

Trigger:  Is Ratio > 1.5%                      No
                                                                                  Feb-99              Mar-99              Apr-99

B)   Delinquency Trigger:                                                       $787,641.79         $456,690.79         $545,820.80
     Balance delinquency 60+ days                                                  1.09053%            0.69606%            0.90943%
     As % of Beginning Pool Balance                                                0.99332%            1.01097%            0.89867%
     Three Month Average

Trigger:  Is Average > 2.0%                    No

C)   Noteholders Percent Trigger:          2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                    No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer